UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

417 Lackawanna Avenue Scranton, Pennsylvania (Address of principal executive offices)	18503-2013 (Zip Code)

Registrant's telephone number, including area code: (570) 614-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01- Entry into a Material Definitive Agreement

On November 8, 2005, Southern Union Company (the “Company’) and Thomas F. Karam, a Director and President and Chief Operating Officer of the Company, announced Mr. Karam’s resignation from his current positions with the Company and any of its subsidiaries, divisions, joint ventures or other affiliates, effective immediately. In connection with Mr. Karam’s departure, on November 7, 2005, the Company and Mr. Karam entered into a Separation Agreement and General Release (the “Agreement”).

The Agreement supersedes the terms and conditions of Mr. Karam’s employment agreement, under which he would be entitled to severance and other payments upon termination. Under the Agreement, Mr. Karam will receive severance in the amount of $3,300,000 and a special discretionary bonus in the amount of $412,000 in respect of calendar year 2005 performance.

In addition, the Agreement includes 24-month non-competition and consulting arrangements, for which Mr. Karam will be compensated $540,000 and $1,588,000, respectively. Consulting assignments, for which Mr. Karam will be paid monthly in arrears, are expected to focus on business development and strategic initiatives.

Pursuant to the Agreement, Mr. Karam will repay in full the outstanding balance under that certain Secured Promissory Note dated December 20, 1999 made by Mr. Karam in favor of the Company. The original principal amount of such note was $4,000,000, and the current principal balance is $2,383,486.51.

The Agreement also provides that Mr. Karam will receive:

•
A distribution of his account balance under the Southern Union Company Supplemental Deferred Compensation Plan in connection with an amendment of such plan to terminate Mr. Karam’s participation therein; and

•	Reimbursement for COBRA coverage through May 31, 2007.

The description above is a summary of Mr. Karam’s Agreement and is qualified in its entirety by the Agreement, which is filed herewith as Exhibit 10.1.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 8, 2005, Southern Union Company (the “Company’) and Thomas F. Karam, a Director and President and Chief Operating Officer of the Company, announced Mr. Karam’s resignation from his current positions with the Company and any of its subsidiaries, divisions, joint ventures or other affiliates, effective immediately.

In connection with Mr. Karam’s resignation, the Board of Directors of the Company appointed George L. Lindemann, Chairman and Chief Executive Officer of the Company, to the office of President, effective immediately. The biographical information required by Items 401 (b), (d) and (e) of Regulation S-K is incorporated by reference to the final paragraph on page 18 of the Company’s proxy statement dated April 7, 2005, which is filed herewith as Exhibit 10.2. The information required by Item 404(a) of Regulation S-K is incorporated by reference to “Certain Relationships” on page 38 of the Company’s proxy statement dated April 7, 2005, which is filed herewith as Exhibit 10.3. In connection with Mr. Lindemann’s appointment to the office of President, the Compensation Committee of the Company’s Board of Directors approved an increase to Mr. Lindemann’s annual base salary from $925,000 to $1.5 million.

ITEM 7.01 Regulation FD Disclosure

On November 8, 2005, the Company issued a press release relating to the resignation of Thomas F. Karam, Director, President and Chief Operating Officer of the Company, and the appointment of George L. Lindemann, Chairman of the Board and Chief Executive Officer, to the additional office of President. A copy of that release is filed herewith as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                   Description

10.1	Separation Agreement and General Release between the Company and Mr. Karam.
10.2
The final paragraph on page 18 of the Company’s Proxy Statement dated April 7, 2005 (incorporated by reference to the Company’s Proxy Statement filed with the Commission on April 7, 2005, File No. 1-6407).

10.3
“Certain Relationships” at pages 38-39 of the Company’s Proxy Statement dated April 7, 2005 (incorporated by reference to the Company’s Proxy Statement filed with the Commission on April 7, 2005, File No. 1-6407).

99.1	Company’s November 8, 2005 Press Release.

This 8-K includes forward-looking statements. Although Southern Union believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Southern Union's Forms 10-K and 10-Q as filed with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: November 8, 2005	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.                       Description

10.1	Separation Agreement and General Release between the Company and Mr. Karam.
10.2	Page 18 of the Company’s Proxy Statement dated April 7, 2005 (incorporated by reference to the Company’s Proxy Statement filed with the Commission on April 7, 2005, File No. 1-6407).
10.3
“Certain Relationships” at pages 38-39 of the Company’s Proxy Statement dated April 7, 2005 (incorporated by reference to the Company’s Proxy Statement filed with the Commission on April 7, 2005, File No. 1-6407).

99.1	Company’s November 8, 2005 Press Release.